As filed with the Securities and Exchange Commission on July 1, 2009
File No. 811-07567

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☑
Amendment No. 17
(Check appropriate box or boxes)

STATE STREET NAVIGATOR SECURITIES LENDING TRUST
(Exact Name of Registrant as Specified in Charter)
State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111
(Address of Principal Executive Offices) (Zip Code)
(617) 664-5370
(Registrant’s Telephone Number, Including Area Code)

Nancy L. Conlin, Secretary
State Street Bank and Trust Company
4 Copley Place, 5th Floor, CPH 0326
Boston, Massachusetts 02116
(Name and Address of Agent for Service)

Copy to:
Philip H. Newman, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

EXPLANATORY NOTE
     This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

PART A
STATE STREET NAVIGATOR SECURITIES LENDING TRUST
July 1, 2009
ITEM 1. FRONT AND BACK COVER PAGES
     Not Applicable.
ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE
     Not Applicable.
ITEM 3. RISK/RETURN SUMMARY: FEE TABLE
     Not Applicable.
ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS
State Street Bank and Trust Company (“State Street”) has established a securities lending program for its clients. State Street Navigator Securities Lending Trust (the “Trust”) has been established primarily, though not exclusively, for the investment and reinvestment of cash collateral on behalf of clients participating in State Street’s securities lending program (the “Lending Program”). Institutional investors that participate in a securities lending program administered by a lending agent other than State Street (“third party lending agent”) may become shareholders of the Trust in limited circumstances. Each institution that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with State Street. Under such agreement, State Street is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of investments.
The Trust has established four series of shares of beneficial interest representing interests in four separate portfolios: State Street Navigator Securities Lending Prime Portfolio, State Street Navigator Securities Lending Government Portfolio, State Street Navigator Securities Lending Short-Term Bond Portfolio and State Street Navigator Securities Lending PSF Portfolio (“PSF Portfolio”) (each, a “Portfolio,” and collectively, the “Portfolios”). Information is presented herein only for the PSF Portfolio. SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), a subsidiary of State Street Corporation and an affiliate of State Street, serves as the investment adviser for each of the Trust’s portfolios.
Shares of the PSF Portfolio are offered exclusively to the portfolio series of the Pacific Select Fund (each, a “PSF Fund”) that participate as lenders in the Lending Program (each such PSF Fund being referred to as a “PSF Lending Fund”) in connection with the investment and reinvestment of cash collateral by the PSF Lending Funds. Other Lenders are not eligible to purchase shares of the PSF Portfolio.
The investment objectives, principal strategies and risks of each Portfolio are described below. The investment objective, policies and restrictions of the PSF Portfolio may not be changed without the approval of the shareholders of the PSF Portfolio. See the Statement of Additional Information for a description of the Portfolio’s investment restrictions.
OBJECTIVES AND STRATEGIES
     PSF PORTFOLIO. PSF Portfolio seeks to:

•	preserve capital; and

•	earn current income to the extent consistent with the preservation of capital and liquidity by investing in dollar-denominated securities that qualify as “eligible securities” within the meaning of Rule 2a-7 under the 1940 Act, subject to the investment policies and restrictions set forth herein.
     MATURITY. The total weighted average maturity of the Portfolio may not exceed twenty-four (24) days. Any single instrument in the Portfolio may not have a maturity in excess of thirty (30) days. For these purposes, the maturity of each instrument will be determined in accordance with the requirements of Rule 2a-7.
     LIQUIDITY. The Portfolio will seek to maintain overnight liquidity of a minimum twenty percent (20%) (the “Target Overnight Liquidity”), it being understood that the overnight liquidity of the Portfolio may be less than the Target Overnight Liquidity as a result of changes in the market value of securities and/or the net assets of the Portfolio. A failure to maintain the Target Overnight Liquidity will not constitute a violation of the Portfolio’s investment restrictions. The Portfolio will not purchase an illiquid security (i.e. a security that is not readily marketable or convertible into cash at approximately the amortized cost value of the security within seven days) if, as a result of such purchase, the Portfolio would have more than 10% of its net assets invested in illiquid securities. For these purposes, Section 4(2) Paper will not be treated as an “illiquid security” if SSgA FM (pursuant to guidelines established by the Board) determines that a liquid trading market exists for the Section 4(2) paper.
     From time to time, the PSF Portfolio may take temporary defensive positions in attempting to respond to adverse market, economic or other conditions. This may include maintaining uninvested cash. These temporary defensive actions may be inconsistent with the PSF Portfolio’s investment strategies and the Portfolio may not achieve its investment objective.
     All investments will qualify at the time of purchase as “eligible securities” within the meaning of Rule 2a-7. The PSF Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.
     Investments in the PSF Portfolio are neither insured nor guaranteed by the U.S. Government or State Street. There is no guarantee that the PSF Portfolio will maintain a stable NAV per share of $1.00.
DESCRIPTION OF PRINCIPAL SECURITY TYPES
Below is information about the PSF Portfolio’s principal investment techniques. The Portfolio may also use strategies and invest in securities as described in the Statement of Additional Information.
     GOVERNMENT SECURITIES. The Portfolio may invest in Government Securities (as such term is defined in Rule 2a-7), subject to the following restrictions: at the end of each quarter of the calendar year the Portfolio will not invest more than 55% of the value of its total assets in Government Securities of a single issuer, nor more than 70% of the value of its total assets in Government Securities of any two issuers, nor more than 80% of the value of its total assets in Government Securities of any three issuers, nor more than 90% of its total assets in Government Securities of any four issuers. For these purposes, (i) the particular U.S. Government agency or instrumentality issuing a security will be treated as the “issuer” of the Government Security, except that the U.S. Treasury will be treated as the “issuer” of all securities issued or guaranteed by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation; (ii) in the case of a Government Security issued by a non-government entity and guaranteed by the U.S. Government or a particular agency or instrumentality thereof, the entity providing the guarantee will be treated as the “issuer” of the Government Security; and (iii) the counterparty to a repurchase agreement (not the underlying securities of such repurchase agreement) will be treated as the “issuer” of the repurchase agreement.
     REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements subject to the following restrictions:

     (i) The counterparty must agree to repurchase the underlying securities within a maximum of one business day.
     (ii) The counterparty must be a financial institution that is deemed creditworthy by SSgA FM and which meets the following minimum criteria at the time the repurchase agreement is entered into: (A) if the counterparty is a broker-dealer, the broker-dealer (x) has a minimum net capital of $100 million, (y) has the support of a rated parent entity and (z) is a primary dealer subject to regulation and oversight by the Federal Reserve Bank of New York, or (B) if the counterparty is a bank, its commercial paper is rated A1/P1 by Standard & Poor’s/Moody’s.
     (iii) The Portfolio may not invest more than 20% of its net assets (taken at current market value) in repurchase agreements with any single counterparty.
     (iv) The Portfolio must take possession of collateral through its primary custodian or a third-party custodian.
     (v) All repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price and counterparties must be required to deliver additional collateral in the event that the market value of the collateral falls below 102%.
     (vi) The collateral must consist solely of Government Securities and/or other obligations that are First Tier Securities within the meaning of Rule 2a-7 under the 1940 Act.
     COMMERCIAL PAPER The Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Section 4(2) Paper”), provided, however, that the purchase of all commercial paper shall be subject to the following restrictions:
     (i) The commercial paper must, at the time of purchase, have a minimum short term rating of A1/P1 by Standard & Poor’s/Moody’s, or, if the commercial paper has no short term rating, the commercial paper must (A) in the judgment of SSgA FM, be of comparable quality to a security that is rated within the highest rating category for short term debt by any nationally recognized statistical rating organization (“NRSRO”) and (B) if the commercial paper has a long-term rating by any NRSRO, that rating must be within the two highest rated categories for long-term debt and in the judgment of SSgA FM be of comparable quality to a security that is rated within the two highest rated categories for short term debt by Standard & Poor’s and Moody’s; and
     (ii) The commercial paper must have a remaining maturity of 30 days or less.
     WHEN-ISSUED TRANSACTIONS. The Portfolio may engage in when-issued transactions only for the purpose of acquiring securities consistent with its investment objectives and policies and not for investment leverage. The Portfolio will not engage in a when-issued transaction if, as a result of such transaction, more than 25% of its net assets would be invested in when-issued securities.
     FORWARD COMMITMENTS. The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable NAV and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the Portfolio’s records at the trade date and maintained until the transaction is settled.
EURODOLLAR CERTIFICATES OF DEPOSIT (“ECDs”). ECDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks and foreign banks. The Portfolio may not invest in any ECD issued by a foreign branch of a U.S. or foreign bank unless such ECD is issued by a London branch of such bank.

RISK FACTORS
The PSF Portfolio is subject to the following principal risks:
•	The rate of income will vary from day to day, depending on short-term interest rates.

•	An investment in the Portfolio is not a deposit in State Street or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

•	Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

•	The Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when liquidity in the marketplace is impaired or interest rates change.

•	The Portfolio may invest in U.S. dollar-denominated instruments issued by only the London branches of foreign banks. Extensive public information about a foreign issuer may not be available and unfavorable political, economic, or governmental developments could affect the value of a foreign security.

•	The Portfolio may invest in securities which are issued, backed or collateralized by financial institutions some of which have been seized or provided assistance by the U. S. government (or its agencies or instrumentalities) as a result of unprecedented market disruption in 2008 and 2009.
     A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s securities is available in the Trust’s Statement of Additional Information.
INVESTMENT RESTRICTIONS
     The Trust has adopted the following fundamental investment policies, with respect to the Portfolio which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of the Portfolio. A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy. The Portfolio may not:
1.	Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.	Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

3.	Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities, subject to the concentration restriction on investments in U.S. Government Securities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities or the total assets of the Portfolio.

6.	With respect to 75% of its total assets, invest in securities of any single issuer (other than Government Securities, within the meaning of Rule 2a-7, and subject to the restriction on investments in Government Securities set forth herein), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer. Solely for purposes of applying this restriction, the issuer of the underlying collateral for a repurchase agreement (not the counterparty) shall be treated as the “issuer” of the repurchase agreement.

7.	Purchase or sell real estate or real estate mortgage loans, including securities secured by real estate or interests therein, provided, however, that the Portfolio may invest in securities issued by companies that invest in real estate or interests therein and in Government Securities (within the meaning of Rule 2a-7) that are secured by real estate or interests therein.

8.	Invest in asset-backed commercial paper, asset-backed securities, structured investment vehicles, swaps, futures, options, derivative securities, which shall include, without limitation, inverse floaters, yield curve notes, range floaters, futures contracts, interest-only strips, principal-only strips, leveraged or deleveraged floating rate securities, CMT-based floating rate securities, dual index floating rate securities and COFI-based floating rate securities; provided, however, that this restriction shall not preclude the Portfolio from (i) investing in any of the foregoing instruments that qualify as Government Securities (within the meaning of Rule 2a-7) that are otherwise eligible for purchase under the Portfolio’s investment restrictions or (ii) holding any of the foregoing instruments as collateral for repurchase agreements to the extent that such instruments are otherwise permitted under the investment restrictions applicable to investments in repurchase agreements set forth herein.

9.	Purchase shares of any money market mutual fund without the prior written authorization of the PSF Funds.
     The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. and foreign branches of foreign banks (in circumstances in which the U.S. or the foreign bank branch is subject to substantially the same or similar regulation as a U.S. bank), and (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch). The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.
     STATE STREET BANK AND TRUST COMPANY AND AFFILIATES. The Portfolio may not invest in obligations of or instruments issued by State Street or its affiliates without the prior authorization in writing of the PSF Funds. This restriction shall not preclude the Portfolio from maintaining uninvested cash from time to time in custodial accounts maintained by the Portfolio with State Street or its affiliates.

     PACIFIC LIFE INSURANCE COMPANY AND AFFILIATES. Without the prior authorization in writing of the PSF Funds, the Portfolio may not invest in any obligation of or instrument issued by (i) Pacific Life Insurance Company (“PLIC”), (ii) any affiliate of PLIC, or (iii) any subadviser of a PSF Lending Fund; provided, however, that the restrictions in (ii) and (iii) shall not apply to an investment in any obligation or instrument issued by any of the foregoing entities unless the PSF Funds have notified SSgA FM in writing of the name of such entity prior to the time of such investment.
ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE
THE ADVISER
     State Street Global Advisors (“SSgA”), is the investment management group of State Street Corporation, which includes the Adviser. SSgA is one of the world’s largest institutional money managers, and uses quantitative and traditional techniques to manage more than $1.44 trillion as of December 31, 2008 in investment programs and portfolios for institutional and individual investors.
     The Adviser is an investment adviser registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended, and is one of the SSgA companies comprising the investment management affiliates of State Street Corporation. The Adviser serves as investment adviser or sub-adviser for most of the U.S. registered investment company clients of SSgA and had over $118.5 billion in assets under management at December 31, 2008.
     For its advisory services to the PSF Portfolio, the Adviser will receive a fee on an annual basis equal to 0.0175% of that Portfolio’s average daily net assets. A discussion regarding the basis for the Board of Trustees approving the investment advisory agreement with the Adviser is available in the Trust’s semi-annual report for the period ended June 30, 2008.
     The Adviser is located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
CAPITAL STOCK
     Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares of the Trust may be redeemed on any Business Day in accordance with the terms of the Trust’s Master Trust Agreement and the Confidential Offering Memorandum relating to the Portfolio.
ITEM 6. SHAREHOLDER INFORMATION
     Shares of the Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank of Boston and State Street are open for business (a “Business Day”). All shares of the Portfolio are purchased at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust’s transfer agent and determined to be in good order. Shares of the Portfolio may be redeemed on each Business Day at the NAV per share of the Portfolio next calculated after the redemption is communicated to the Trust’s transfer agent. The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.
     State Street, in its capacity as securities lending agent for the PSF Funds, will effect all purchases and redemptions on behalf of the PSF Funds.
     In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity which applies to open an account. For this reason, when you apply to open (or change ownership) of an account, the Trust will request certain information, including your name, address and taxpayer identification number which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.
     The NAV of PSF Portfolio will be calculated at 5:00 p.m. Eastern time on each Business Day.
     The PSF Portfolio will seek to maintain a stable NAV of $1.00 by valuing its investment portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act. There can be no assurance that the $1.00 NAV per share will be maintained.
     Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.
DIVIDENDS AND DISTRIBUTIONS
     Dividends on shares of the Portfolio will be declared and paid daily from net investment income. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and State Street. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on distributed capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses.
     A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
     It is the policy of the PSF Portfolio to meet the requirements of Subchapter M of the Internal Revenue Code of 1986 applicable to regulated investment companies and to timely distribute all of its investment company taxable income, net tax-exempt income and net realized capital gain, if any, to shareholders. Accordingly, it is not anticipated that the PSF Portfolio will be liable for federal income or excise taxes.
FREQUENT PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES
     The Board of Trustees of the Trust has not adopted market timing policies and procedures. The Board of Trustees has evaluated the risks of market timing activities by the PSF Portfolio’s shareholders and has determined that due to the (i) Portfolio’s use of the amortized cost methodology of maintaining the NAV at $1.00 each day, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because cash moves in and out of the Portfolio as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the PSF Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.
TAX CONSEQUENCES
     Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

     The Portfolio may purchase bonds at market discount (i.e., bonds with a purchase price less than original issue price or adjusted issue price). If such bonds are subsequently sold at a gain, then a portion of that gain equal to the amount of market discount, which should have been accrued through the sale date, will be taxable to shareholders as ordinary income.
     Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.
     The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Portfolio’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
     Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Portfolio’s income attributable to U.S. Government Securities. The Portfolio is required to withhold 30% of all taxable dividends, distributions and (except if the Portfolio maintains a constant NAV per share) redemption proceeds payable to any non-corporate shareholder that does not provide the Portfolio with its correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.
     The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax adviser.
ITEM 7. DISTRIBUTION ARRANGEMENTS
     Shares of the PSF Portfolio are offered only to portfolios of the Pacific Select Fund which participate in the Lending Program. Shares of the PSF Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolios are not subject to Rule 12b-1 fees.
ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION
     Not Applicable.

PART B
ITEM 9. COVER PAGE AND TABLE OF CONTENTS
STATE STREET NAVIGATOR SECURITIES LENDING TRUST
State Street Navigator Securities Lending PSF Portfolio

State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111
(617) 664-5370

STATEMENT OF ADDITIONAL INFORMATION
July 1, 2009
     State Street Navigator Securities Lending Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in separate investment portfolios. Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     This Statement of Additional Information (the “SAI”) supplements the information contained in the Trust’s Prospectus dated July 1, 2009 concerning the Trust and the State Street Navigator Securities Lending PSF Portfolio (“PSF Portfolio” or the “Portfolio”). This Statement of Additional Information is not a Prospectus and should be read in conjunction with the Trust’s Prospectus, which may be obtained by telephoning or writing the Trust at the number or address shown above.
     The Trust’s financial statements for the fiscal year ended December 31, 2008, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2009, and are incorporated into this SAI by reference. A copy of the Annual Report is available, without charge, upon request, by calling (collect calls are accepted) the number shown above.

ITEM 10. TRUST HISTORY
     The Trust was organized as a Massachusetts business trust on June 15, 1995.
ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS
     Each Portfolio of the Trust is an open-end, diversified, management investment company.
INVESTMENT POLICIES
     The investment policies described in the Part A of the registration statement may only be changed with shareholder approval. The investment instruments and techniques used by the Portfolio are described in the Part A of the registration statement.
INVESTMENT RESTRICTIONS
     The Trust has adopted the following fundamental investment policies, with respect to the Portfolio which may not be changed without the affirmative vote of a “majority of the outstanding voting securities” of the shareholders of the Portfolio. A “majority of the outstanding voting securities” is defined in the 1940 Act to mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a portfolio and (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are present at the meeting in person or by proxy. The Portfolio may not:
1.	Borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.

2.	Make loans to any person or firm; provided, however, that the making of a loan shall not include (i) the acquisition for investment of bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors, or (ii) entering into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of the Portfolio’s total assets.

3.	Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.	Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.

5.	Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. Government, its agencies and instrumentalities, subject to the concentration restriction on investments in U.S. Government Securities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities or the total assets of the Portfolio.

6.	With respect to 75% of its total assets, invest in securities of any single issuer (other than Government, within the meaning of Rule 2a-7, and subject to the restriction on investments in Government Securities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer. Solely for the purposes of applying this restriction, the issuer of the underlying collateral for a repurchase agreement (not the counterparty) shall be treated as the “issuer” of the repurchase agreement.

7.	Purchase or sell real estate or real estate mortgage loans, including securities secured by real estate or interests therein, provided, however, that the Portfolio may invest in securities issued by companies which invest in real estate or interests therein and in Government Securities (within the meaning of Rule 2a-7) that are secured by real estate or interests therein.

8.	Invest in asset-backed commercial paper, asset-backed securities, structured investment vehicles, swaps, futures, options, derivative securities, which shall include, without limitation, inverse floaters, yield curve notes, range floaters, futures contracts, interest-only strips, principal-only strips, leveraged or deleveraged rate securities, CMT-based floating rate securities, dual index floating rate securities and COFI-based floating rate securities; provided, however, that this restriction shall not preclude the Portfolio from (i) investing in any of the foregoing instruments that qualify as Government Securities (within the meaning of Rule 2a-7) that are otherwise eligible for purchase under the Portfolio’s investment restrictions or (ii) holding any of the foregoing instruments as collateral for repurchase agreements to the extent that such instruments are otherwise permitted under the investment restrictions applicable to investments in repurchase agreements.

9.	Purchase shares of any money market mutual fund without the prior written authorization of the PSF Funds.
     The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. and foreign branches of foreign banks (in circumstances in which the U.S. or the foreign bank branch is subject to substantially the same or similar regulation as a U.S. bank), and (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch). The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.
               In addition, the PSF Portfolio is subject to the following restrictions:
Government Securities. The PSF Portfolio may invest in Government Securities (as such term is defined in Rule 2a-7) subject to the following restrictions: at the end of each quarter of the calendar year the PSF Portfolio will not invest more than 55% of the value of its total assets in Government Securities of a single issuer, nor more than 70% of the value of its total assets in Government Securities of any two issuers, nor more than 80% of the value of its total assets in Government Securities of any three issuers, nor more than 90% of its total assets in Government Securities of any four issuers. For these purposes: (i) the particular U.S. Government agency or instrumentality issuing a security will be treated as the “issuer” of the Government Security, except that the U.S. Treasury will be treated as the “issuer” of all securities issued or guaranteed by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation; (ii) in the case of a Government Security issued by a non-government entity and guaranteed by the U.S. Government or a particular agency or instrumentality thereof, the entity providing the guarantee will be treated as the “issuer” of the Government Security; and (iii) the counterparty to a repurchase agreement (not the underlying securities of such repurchase agreement) will be treated as the “issuer” of the repurchase agreement. The PSF Portfolio will make available its holdings as of each calendar quarter-end to the PSF Lending Funds within five (5) business days after such calendar quarter. Upon becoming aware of a violation of this investment restriction, the PSF Portfolio will (a) immediately notify the PSF Lending Funds and (b) take prompt corrective action to remedy such violation within the earlier of (i) three [3] business days or (ii) 30 days following the end of such calendar. Any expenses or losses incurred by the PSF Portfolio to cure a violation of this restriction shall be paid by SSgA FM up to the amount of the management fees paid to SSgA FM by the PSF Portfolio. In no event shall the PSF Portfolio, SSgA FM or any affiliate of SSgA FM be liable for any adverse tax consequences arising from the failure of any PSF Lending Fund to satisfy the requirements of Section 817(h) of the Code.

          Repurchase Agreements. The PSF Portfolio may enter into repurchase agreements subject to the following restrictions:
          (i) The counterparty must agree to repurchase the underlying securities within a maximum of one business day.
          (ii) The counterparty must be a financial institution that is deemed creditworthy by SSgA FM and which meets the following minimum criteria at the time the repurchase agreement is entered into: (A) if the counterparty is a broker-dealer, the broker-dealer (x) has a minimum net capital of $100 million, (y) has the support of a rated parent entity and (z) is a primary dealer subject to regulation and oversight by the Federal Reserve Bank of New York, or (B) if the counterparty is a bank, its commercial paper is rated A1/P1 by Standard & Poor’s/Moody’s.
          (iii) The PSF Portfolio may not invest more than 20% of its net assets (taken at current market value) in repurchase agreements with any single counterparty.
          (iv) The PSF Portfolio must take possession of collateral through its primary custodian or a third-party custodian.
          (v) All repurchase transactions must be collateralized initially at a minimum of 102% of the repurchase price and counterparties must be required to deliver additional collateral in the event that the market value of the collateral falls below 102%.
          (vi) The collateral must consist solely of Government Securities and/or other obligations that are First Tier Securities within the meaning of Rule 2a-7 under the 1940 Act.
          When-Issued Transactions. The PSF Portfolio may engage in when-issued transactions only for the purpose of acquiring securities consistent with its investment objectives and policies and not for investment leverage. The PSF Portfolio will not engage in a when-issued transaction if, as a result of such transaction, more than 25% of its net assets would be invested in when-issued securities.
          Forward Commitments. The PSF Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the PSF Portfolio’s ability to manage its investment portfolio, maintain a stable NAV and honor redemption requests. When effecting such transactions, cash or liquid high-quality debt obligations held by the PSF Portfolio of a dollar amount sufficient to make payment for the portfolio securities to be purchased will be segregated on the PSF Portfolio’s records at the trade date and maintained until the transaction is settled.
          Commercial Paper. The PSF Portfolio may invest in commercial paper, including commercial paper issued in reliance upon the so-called private placement exemption from registration afforded by Section 4(2) of the 1933 Act (“Section 4(2) Paper”), provided, however, that the purchase of all commercial paper shall subject to the following restrictions:
          (i) The commercial paper must, at the time of purchase, have a minimum short term rating of A1/P1 by Standard & Poor’s/Moody’s, or, if the commercial paper has no short term rating, the commercial paper must (A) in the judgment of SSgA FM, be of comparable quality to a security that is rated within the highest rating category for short term debt by any nationally recognized statistical rating organization (“NRSRO”) and (B) if the commercial paper has a long-term debt rating by any NRSRO, that rating must be within the two highest rated categories for long-term debt and in the judgment of SSgA FM be of comparable quality to a security that is rated within the two highest rating categories for short term debt by Standard & Poor’s and Moody’s.
          (ii) The commercial paper must have a remaining maturity of 30 days or less; and
          Maturity. The total weighted average maturity of the PSF Portfolio may not exceed twenty-four (24) days. Any single instrument in the PSF Portfolio may not have a maturity in excess of thirty (30) days. For these purposes, the maturity of each instrument will be determined in accordance with the requirements of Rule 2a-7.

          Liquidity. The PSF Portfolio will seek to maintain overnight liquidity of a minimum of twenty percent (20%) (the “Target Overnight Liquidity”), it being understood that the overnight liquidity of the PSF Portfolio may be less than the Target Overnight Liquidity as a result of changes in the market value of securities and/or the net assets of the Portfolio and that a failure to maintain the Target Overnight Liquidity will not constitute a violation of these investment restrictions. The PSF Portfolio will not purchase an illiquid security (i.e., a security that is not readily marketable or convertible into cash at approximately the amortized cost value thereof within seven days) if, as a result of such purchase, the PSF Portfolio would have more than 10% of its net assets invested in illiquid securities. For these purposes, Section 4(2) Paper will not be treated as an “illiquid security” if SSgA FM (pursuant to guidelines established by the Board) determines that a liquid trading market exists for the Section 4(2) Paper.
          Eurodollar Certificates of Deposits (“ECD”). The PSF Portfolio may not invest in any ECD issued by a foreign branch of a U.S. or foreign bank unless such ECD is issued by a London branch of such bank.
          State Street Bank and Trust Company and Affiliates. The PSF Portfolio may not invest in obligations of or instruments issued by State Street Bank and Trust Company or its affiliates without the prior authorization in writing of the PSF Funds. This restriction shall not preclude the PSF Portfolio from maintaining uninvested cash from time to time in custodial accounts maintained by the PSF Portfolio with State Street or its affiliates.
          Pacific Life Insurance Company and Affiliates. Without the prior authorization in writing of the PSF Funds, the PSF Portfolio may not invest in any obligation of or instrument issued by (i) Pacific Life Insurance Company (“PLIC”), (ii) any affiliate of PLIC, or (iii) any subadviser of a PSF Lending Fund; provided, however, that the restrictions in (ii) and (iii) shall not apply to an investment in any obligation or instrument issued by any of the foregoing entities unless the PSF Funds have notified SSgA FM in writing of the name of such entity prior to the time of such investment.
DISCLOSURE OF PORTFOLIO HOLDINGS
     The Trust’s Policies on Disclosure of Portfolio Holdings (“Disclosure Policy”) are intended to ensure compliance by the Trust’s service providers and the Trust with (1) applicable regulations of the federal securities laws, including the 1940 Act, and the Investment Advisers Act of 1940 and (2) general principles of fiduciary duty relating to client accounts. The Board of Trustees of the Trust must approve all material amendments to the policies and will amend the policies if and when the Board no longer believes that the policies are in the best interests of the Trust’s shareholders.
     The Trust may disclose the securities holdings of the Portfolio on a daily basis to shareholders of the Portfolio. Information regarding the Trust’s portfolio holdings is available electronically on a daily basis with a one-day lag through State Street’s SL Performance Reporter®, a proprietary client-oriented suite of on-line information reports, to which all shareholders of the Portfolio are offered access. The Board of Trustees of the Trust has adopted this policy and believes that the policy is in the best interests of shareholders of the Portfolio for the following reasons:
1. The Board recognizes the legitimate business need of the shareholders of the Portfolio to receive on a daily basis information about the Portfolio’s holdings to allow the shareholders to independently monitor the sufficiency of collateral underlying the loans of their securities and compliance with the terms of their securities lending agreements.
2. The Board believes that because the timing of investments into the Portfolio is determined by securities lending activity and is not directed by the shareholders of the Portfolio, the Trust does not present opportunities for recipients of information about the Portfolio’s securities holdings to misuse and trade on such information.
3. Because the securities holdings of the Portfolio are valued at amortized cost and not market value, the Board does not believe that the price of the Portfolio’s securities holdings is susceptible to manipulation to the detriment of the Portfolio if the Portfolio’s securities holdings are disclosed.

     It is the policy of the Trust to make the entire securities holdings of the Portfolio available upon request to any shareholder of the Trust. To ensure that the securities holdings are not selectively disclosed and remain confidential, the Board of Trustees of the Trust has adopted the following policies:
1. Because the Trust is a privately placed investment vehicle, no information regarding the securities holdings of the Portfolio is publicly disclosed, except as required in filings made with the SEC and other regulators.
2. The securities holdings of the Portfolio are disclosed solely to shareholders of the Portfolio. They are not disclosed to (i) potential shareholders of the Trust other than on an exception basis as permitted by the Disclosure Policy, or (ii) any mutual fund evaluation services, broker-dealers, wirehouses or other entities that regularly analyze the portfolio holdings of mutual funds.
3. Notwithstanding the foregoing paragraph, the Trust may disclose the securities holdings of the Portfolio (i) to the extent required by law, (ii) to the Trust’s service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust’s investment adviser, custodian, fund accountant, administrator, independent registered public accounting firm, attorneys, and each of their respective affiliates and advisers, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading. In addition, waivers or exceptions to the Trust’s portfolio holdings disclosure policies may be granted by written consent of an officer of the Trust, provided that all waivers or exceptions are disclosed to the Board at its next regularly scheduled meeting.
     The Board of Trustees of the Trust and Trust management may also, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in the Policies on Disclosure of Portfolio Holdings.
ITEM 12. MANAGEMENT OF THE TRUST
     The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolio. SSgA Funds Management, Inc. serves as the Trust’s investment adviser and State Street Bank and Trust Company (“State Street”) serves as the Trust’s custodian, transfer agent and administrator.
     Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”).

Number
of
Portfolios
in Fund
	Position	Term of Office		Complex
Name, Address	Held with	and Length of	Principal Occupation	Overseen	Other Directorships
and Date of Birth	the Trust	Time Served	During Past 5 Years	by Trustee	Held by Trustee
Independent Trustees

Michael Jessee State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1946	Trustee and Chairman of the Board	Term: Indefinite Elected: 2/96	Retired, formerly President and Chief Executive Officer of the Federal Home Loan Bank of Boston (1989 — 2009).	4	None

				Number
				of
				Portfolios
				in Fund
	Position	Term of Office		Complex
Name, Address	Held with	and Length of	Principal Occupation	Overseen	Other Directorships
and Date of Birth	the Trust	Time Served	During Past 5 Years	by Trustee	Held by Trustee
George J. Sullivan, Jr. State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1942	Trustee	Term: Indefinite Elected: 2/96	Self Employed, Newfound Consultants Inc., a financial consulting firm (1997 — present).	4	Trustee, director of various registered investment companies with multiple portfolios, advised and /or administered by SEI Corporation

Peter Tufano State Street Navigator Securities Lending Trust One Lincoln Street Boston, MA 02111 DOB: 1957	Trustee	Term: Indefinite Elected: 2/96	Sylvan C. Coleman Professor of Financial Management at Harvard Business School (1989 - present).	4	Trustee, GMO Trust Mutual Funds

Interested Trustee

Peter Economou State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1961	Trustee	Term: Indefinite Elected: 5/09	Executive Vice President, Global Head of Securities Finance, State Street Bank and Trust Company (1994 - present)	4	None

Officers

James E. Ross State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1965	President	Term: Indefinite Elected: 4/09	President, SSgA Funds Management Inc. (2005 - present); Principal, SSgA Funds Management, Inc. (2001 — 2005); Senior Managing Director, State Street Global Advisors (2006 - present); Principal, State Street Global Advisors (2000 — 2006)	—	—

Number
of
Portfolios
in Fund
	Position	Term of Office		Complex
Name, Address	Held with	and Length of	Principal Occupation	Overseen	Other Directorships
and Date of Birth	the Trust	Time Served	During Past 5 Years	by Trustee	Held by Trustee
Mark Hansen State Street Bank and Trust Company One Lincoln Street Boston, MA 02111 DOB: 1968	Vice President	Term: Indefinite Elected: 2/09	Senior Vice President and Director of Global Securities Compliance, State Street Bank and Trust Company (2007_-present); Managing Partner, Chief Legal & Compliance Officer, Alta Capital Group, LLC (2005-2007); and Chief Compliance Officer, State Street Global Markets, LLC (1999-2005).	—	—

Gary L. French State Street Bank and Trust Company 2 Avenue de Lafayette Boston, Massachusetts 02111 DOB: 1951	Treasurer	Term: Indefinite Elected: 5/05	Senior Vice President of State Street Bank and Trust Company (2002-present).	—	—

Laura Healy State Street Bank and Trust Company 2 Avenue de Lafayette Boston, Massachusetts 02111 DOB: 1964	Assistant Treasurer	Term: Indefinite Elected: 8/08	Vice President of Fund Administration for State Street Bank and Trust Company (2007-present); prior to July 2, 2007, Investors Financial Corporation (since 2002).	—	—

Brian D. O’Sullivan State Street Bank and Trust Company 801 Pennsylvania Kansas City, MO 64105 DOB: 1975	Assistant Treasurer	Term: Indefinite Elected: 8/08	Vice President of State Street Bank and Trust Company (2006-present) with which he has been affiliated since 1997.	—	—

Number
of
Portfolios
in Fund
	Position	Term of Office		Complex
Name, Address	Held with	and Length of	Principal Occupation	Overseen	Other Directorships
and Date of Birth	the Trust	Time Served	During Past 5 Years	by Trustee	Held by Trustee
Peter T. Sattelmair State Street Bank and Trust Company 801 Pennsylvania Kansas City, MO 64105 DOB: 1977	Assistant Treasurer	Term: Indefinite Elected: 11/08	Director of Fund Administration of State Street Bank and Trust Company (2007-present) with which he has been affiliated since 1999.	—	—

Nancy L. Conlin State Street Bank and Trust Company 2 Avenue de Lafayette Boston, MA 02111 DOB: 1953	Secretary	Term: Indefinite Elected: 3/08	Vice President and Managing Counsel, State Street Bank and Trust Company since 2007; General Counsel, Plymouth Rock Companies (2004-2007); U.S. Chief Counsel, Sun Life Financial (2002-2004)	—	—

Julie Piatelli SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 DOB: 1967	Chief Compliance Officer	Term: Indefinite Elected: 8/07	Principal and Senior Compliance Officer, SSgA Funds Management, Inc. (2004-present); Vice President, State Street Global Advisors (2004-present); Senior Manager, PricewaterhouseCoopers, LLP (1999-2004).	—	—
     Mr. Jessee is affiliated with Federal Home Loan Bank of Boston, which from time to time enters into transactions with a division of State Street. The nature and size of such transactions does not appear to require designation of Mr. Jessee as an “interested person” of the Trust for the purposes of the 1940 Act.
Trustee Ownership of Securities of the Trust or Adviser
     As of December 31, 2008 none of the Independent Trustees had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.
     The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2008. As of December 31, 2008, none of the Trustees meet the eligibility requirements to purchase shares of the Trust’s Portfolios.

Name of Trustee	Dollar Range of Equity Securities in the Trust
Independent Trustees
Michael Jessee	None
George Sullivan	None
Peter Tufano	None
Interested Trustee
Peter Economou	None

Trustee Compensation
     No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. As of the date of this SAI, the Trust pays each Independent Trustee $24,000 per year (except the Chairman of the Board, who receives an annual retainer of $26,500) plus $4,000 for each in-person meeting and $1,000 for each telephonic meeting, and reimburses the Independent Trustees for travel and out-of-pocket expenses, if any. The Trust held four regular Board meetings during the fiscal year ended December 31, 2008. The aggregate remuneration paid to the Trustees by the Trust for the fiscal year ended December 31, 2008 was $128,500 (no travel or out-of-pocket expenses were incurred or reimbursed during the fiscal year ended December 31, 2008).
     The table below shows the compensation that the Trustees received during the Trust’s fiscal year ended December 31, 2008.

		Pension or
		Retirement		Total
		Benefits	Estimated	Compensation from
	Aggregate	Accrued as Part	Annual Benefits	Trust & Fund
	Compensation	of Trust	Upon	Complex Paid to
Name and Position	from Trust	Expenses	Retirement	Trustees
Independent Trustees
Michael Jessee, Trustee	$44,500	$0	$0	$44,500
George Sullivan, Trustee	$42,000	$0	$0	$42,000
Peter Tufano, Trustee	$41,000	$0	$0	$42,000
Standing Committees
     The Board of Trustees has established various committees to facilitate the timely and efficient consideration of importance to the Independent Trustees, the Trust, and the Portfolios’ shareholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has an Audit Committee and Governance Committee.
     The Audit Committee is composed of all the Independent Trustees. The Audit Committee meets twice a year, or more often as required, in conjunction with meetings of the Board of Trustees. The Audit Committee oversees and monitors the Trust’s internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee is also responsible for selecting and retaining the independent registered public accounting firm for the Trust. The Audit Committee is responsible for approving the audit plans, fees and other material arrangements in respect of the engagement of the independent registered public accounting firm, including non-audit services performed. The Audit Committee reviews the qualifications of the independent registered public accounting firm’s key personnel involved in the foregoing activities and monitors the independent registered public accounting firm’s independence. During the fiscal year ended December 31, 2008, the Audit Committee held two meetings.
     The Governance Committee consists of all of the Independent Trustees. The Governance Committee members confer periodically and hold meetings as required. The Governance Committee is responsible for nominating for election as Trustees all Trustee candidates. The Governance Committee will consider nominees to the Board of Trustees recommended by shareholders. Recommendations should be submitted to the Governance Committee in care of the Secretary of the Trust. Neither the Governance Committee nor the Independent Trustees as a group will consider those candidates on a preferential basis as opposed to other possible candidates. The Governance Committee is also responsible for making nominations for membership on the Board’s Audit, Governance and other committees that exist from time to time and reviews assignments to all standing committees at least annually. The Governance Committee reviews as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Governance Committee also: reviews Board governance procedures; reviews the composition of the Board to determine whether it is then appropriate to add individuals with backgrounds or skill sets that may be complimentary or supplemental to those already on the Board; reviews the compensation of Independent Trustees for their service on the Board and its committees and recommends to the Board any appropriate changes to the level or form of such compensation; monitors the performance of Independent Counsel; receives reports of covered persons and of the Trust’s Chief Legal Officer under the Trust’s Sarbanes-Oxley Code of Ethics, considers and recommends to the Board what action to take in the event of a violation of such Code, and consider requests for, and when warranted grant, waivers under such Code. The Governance Committee did not meet during the fiscal year ended December 31, 2008.
Proxy Voting Procedures
     The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolio to the Adviser as part of the Adviser’s general management of the Portfolio, subject to the Board’s continuing oversight. A copy of the Trust’s proxy voting procedures is located in Appendix B and a copy of the Adviser’s proxy voting procedures is located in Appendix C.
     Shareholders may receive information regarding how the Portfolio voted proxies relating to portfolio securities, if any, during the most recent 12-month period ending June 30, 2008 (i) by calling (800) 997-7327 or (ii) on the SEC’s website at www.sec.gov.
ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
CONTROLLING SHAREHOLDERS
     In connection with State Street’s securities lending program, State Street holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. State Street, however, will pass through voting rights to its securities lending clients that have a beneficial interest in the Portfolio. Consequently, State Street will not be a controlling person of the Trust for purposes of the 1940 Act.
PRINCIPAL SHAREHOLDERS
     As of June 30, 2009, there were no shares outstanding for the PSF Portfolio.
     As of June 30, 2009, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.
ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES
SERVICE PROVIDERS
     Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Adviser:	SSgA Funds Management, Inc.
Custodian, Transfer Agent and Administrator:	State Street Bank and Trust Company
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
ADVISER
     SSgA Funds Management, Inc. serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of May 1, 2001, as amended (“Advisory Agreement”), by and between the Adviser and the Trust. Prior to May 1, 2001, State Street served as the investment adviser to the Portfolios of the Trust pursuant to an Advisory Agreement dated as of March 4, 1996, by and between State Street and the Trust. State Street is a Massachusetts chartered trust company and a member of the Federal Reserve System. The Adviser and State Street are wholly-owned subsidiaries of State Street Corporation, a publicly held bank holding company. The Adviser’s mailing address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. State Street’s mailing address is 4 Copley Place, 5th floor, CPH0326, Boston, MA 02116.
     Under the Advisory Agreement, the Adviser directs the Portfolio’s investments in accordance with its investment objectives, policies and limitations. For these services, the Portfolio pays a fee to the Adviser at the rates stated in the Prospectus.
     The Advisory Agreement was most recently approved by the Trustees, including a majority of the Independent Trustees on February 11, 2009, and will continue in effect from year to year provided that the Advisory Agreement is approved by the Trustees, including a majority of the Independent Trustees, on an annual basis. The Advisory Agreement may be terminated without penalty by the Adviser upon 90 days’ written notice, or by the Trust on behalf of the Portfolio upon 60 days’ written notice, and will terminate automatically upon its assignment.
ADMINISTRATOR
     State Street (the “Administrator”) serves as the Administrator of the Portfolio pursuant to an Administration Agreement dated as of March 4, 1996, as amended (“Administration Agreement”) by and between State Street and the Trust. Under the Administration Agreement, the Administrator will, among other things (i) provide the Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memoranda and (iii) provide proxy materials and reports to Portfolio’s shareholders and the SEC. For these services, the Trust pays to the Administrator an annual fee based on the average daily net asset value (“NAV”) of the Trust.
     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Administrator or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.
CUSTODIAN AND TRANSFER AGENT
     State Street serves as the custodian (“Custodian”) and transfer agent (“Transfer Agent”) for the Trust. State Street also provides the basic portfolio recordkeeping required by the Trust for regulatory and financial reporting purposes.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     PricewaterhouseCoopers LLP (“PwC”) serves as the Trust’s independent registered public accounting firm for the Trust. PwC is responsible for (i) performing annual audits of the financial statements and financial highlights in accordance with standards of the Public Company Accounting Oversight Board, (ii) reviewing the federal tax returns, and (iii) performing the security counts and related SEC filings required by Rule 17f-2.
ITEM 15. PORTFOLIO MANAGERS
     Not Applicable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES
     All portfolio transactions are placed on behalf of the Portfolio by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The cost of securities purchased from underwriters includes an underwriting commission or concession.
     Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides, in substance and subject to specific directions from the Trust’s Board of Trustees, that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best net price and execution for the Trust. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
     The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction, including principal transactions. Also, in evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Portfolio, other Portfolios of the Trust and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Portfolio to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.
     The Trustees periodically review the Adviser’s performance of its responsibilities in connection with the placement of portfolio transactions on behalf of the Portfolio and review the prices paid by the Portfolio over representative periods of time to determine if such prices are reasonable in relation to the benefits provided to the Portfolio. Certain services received by the Adviser attributable to a Portfolio transaction may benefit one or more other accounts for which the Adviser exercises investment discretion, or a portfolio other than that for which the transaction was effected. The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.
ITEM 17. CAPITAL STOCK AND OTHER SECURITIES
     Under its Master Trust Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.001 per share, which may be divided into one or more series, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.
     As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, each of which commenced operations on the date set forth opposite the Portfolio’s name:

COMMENCEMENT OF
NAME	OPERATIONS
State Street Navigator Securities Lending Prime Portfolio	May 15, 1996
State Street Navigator Securities Lending Government Portfolio	*
State Street Navigator Securities Lending Short-Term Bond Portfolio	*

COMMENCEMENT OF
NAME	OPERATIONS
State Street Navigator Securities Lending PSF Portfolio	*

*	As of the date of this SAI, this Portfolio has not commenced operations.
     The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.
     Any amendment to the Master Trust Agreement that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust’s Board of Trustees.
     The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series and that every written agreement, obligation, or other undertaking of a portfolio series shall contain a provision to the effect that the shareholders are not personally liable thereunder. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.
     The Trust will not have an Annual Meeting of Shareholders. Special Meetings may be convened (i) by the Board of Trustees (ii) upon written request to the Board of Trustees by the holders of at least 10% of the outstanding shares of the Trust, or (iii) upon the Board of Trustees’ failure to honor the shareholders’ request as described above, by holders of at least 10% of the outstanding shares giving notice of the special meeting to the shareholders.
ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES
MANNER IN WHICH SHARES ARE OFFERED
     Shares of the Portfolio may only be offered to, and be held by, portfolios of the Pacific Select Fund that participate as lenders in State Street’s securities lending program (“PSF Funds”) in connection with the investment and re-investment of cash collateral by the PSF Funds. Other participants in State Street’s securities lending program are not eligible to purchase shares of the Portfolio. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.
VALUATION OF FUND SHARES
     NAV per share for the shares of each of the Portfolio is calculated as of 5:00 p.m. Eastern time on each day on which the Federal Reserve Bank of Boston and State Street are open for business. The Portfolio observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day.
     It is the policy of the Portfolio to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

     The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market values and (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation. The procedures also include maintenance of records of determinations by the Trustees. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.
ITEM 19. TAXATION
FEDERAL TAXES
     The Portfolio intends to qualify each taxable year for treatment as a separate regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Portfolio is not liable for federal income taxes on taxable net investment income and capital gain net income (capital gains in excess of capital losses) that it distributes to its shareholders, provided that the Portfolio distributes annually to its shareholders at least 90% of its net investment income and net short-term capital gain in excess of net long-term capital losses (“Distribution Requirement”). For the Portfolio to qualify as a RIC it also must abide by all of the following requirements: (i) at least 90% of the Portfolio’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (“Income Requirement”); (ii) at the close of each quarter of the Portfolio’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the total assets of the Portfolio and that does not represent more than 10% of the outstanding voting securities of such issuer, and (iii) at the close of each quarter of the Portfolio’s taxable year, not more than 25% of the market value of its total assets may be invested in the securities of any one issuer, or of two or more issuers in the same or similar industry which are controlled by the Portfolio (other than U.S. Government securities or the securities of other RICs).
     To the extent the Portfolio’s net realized capital gains, if any, can be offset by capital loss carryforwards, it is the policy of the Portfolio not to distribute such gains.
     The Portfolio will be subject to a nondeductible 4% federal excise tax to the extent it fails to distribute by the end of any calendar year an amount at least equal to the sum of: (a) 98% of its ordinary income for that year; (b) 98% of its capital gain net income for the one-year period ending on October 31 of that year; and (c) certain undistributed amounts from the preceding calendar year. For this and other purposes, dividends declared in October, November or December of any calendar year and made payable to shareholders of record in such month will be deemed to have been received on December 31 of such year if the dividends are paid by the Portfolio subsequent to December 31 but prior to February 1 of the following year.
     For federal income tax purposes, all dividends are taxable to a shareholder whether paid in cash or in shares. Dividends from investment company taxable income, which includes net investment income and net short-term capital gain in excess of net long-term capital loss are taxable as ordinary income. Dividends from net long-term capital gain in excess of net short-term capital loss (“net capital gain”), if any, are taxable to a shareholder as long-term capital gains for federal income tax purposes without regard to the length of time a shareholder has held shares of the Portfolio. The federal income tax status of all distributions will be reported to shareholders annually.
     Upon a redemption, exchange or other disposition of shares of the Portfolio in a transaction that is treated as a sale for tax purposes, a shareholder that is subject to tax generally will realize a taxable gain or loss on the difference between the redemption proceeds and the shareholder’s tax basis in his or her shares. Generally, no gain or loss should result upon a redemption of shares of the Portfolio, provided that the Portfolio maintains a constant NAV of $1.00 per share.
     If a shareholder receives (or is deemed to receive) a distribution taxable as long-term capital gain with respect to shares of the Portfolio and redeems or exchanges the shares without having held the shares for more than six months, then any loss on the redemption or exchange will be treated as long-term capital loss to the extent of the capital gain distribution. In addition, any loss realized on a redemption or other disposition of shares may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other investments in the same Portfolio (including those made pursuant to reinvestment of dividends and/or capital gain distributions) within a period of 61 days beginning 30 days before and ending 30 days after the redemption or other disposition of the shares. In such a case, the disallowed portion of any loss generally would be included in the federal income tax basis of the shares acquired.
     Shareholders may be subject to 30% backup withholding on reportable payments including dividends, capital gain distributions, and (except if the Portfolio maintains a constant NAV of $1.00 per share), the proceeds of redemptions and exchanges, if they fail to furnish the Portfolio with their correct taxpayer identification number and certain certifications. The Portfolio may nevertheless be required to withhold if it receives notice from the Internal Revenue Service or a broker that the number provided is incorrect or backup withholding is applicable as a result of previous underreporting of interest or dividend income.
     The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders who are U.S. persons (i.e., U.S. citizens or residents and U.S. corporations, partnerships, trusts or estates) and who are subject to U.S. federal income tax. This discussion does not address special tax rules applicable to certain classes of investors, such as tax-exempt or tax-deferred plans, accounts or entities, insurance companies, securities dealers and financial institutions.
     Non-U.S. investors may be subject to different federal income tax treatment. These investors may be subject to a nonresident alien withholding tax at the rate of 30% (or a lower rate under an applicable tax treaty) on amounts treated as ordinary dividends from the Portfolio and, unless an effective Internal Revenue Service Form W-8BEN or other authorized withholding certificate is on file, to backup withholding at the rate of 30% on certain other payments from the Portfolio. Non-U.S. investors should consult their tax advisers regarding such treatment and the application of foreign taxes to an investment in the Portfolio. Depending upon the extent of the Portfolio’s activities in states and localities in which its offices are maintained, its agents or independent contractors are located, or it is otherwise deemed to be conducting business, the Portfolio may be subject to the tax laws of such states or localities. A state income (and possible local income) tax exemption is generally available to the extent the Portfolio’s distributions are derived from interest on investments in certain U.S. government obligations, provided that in some states certain additional requirements must be satisfied.
     Circumstances among investors may vary, and each investor is encouraged to discuss an investment in the Portfolio with the investor’s tax adviser regarding the applicable requirements in the investor’s particular state, as well as the federal, and any other state or local, tax consequences of ownership of, and receipt of distributions from, the Portfolio in the investor’s particular circumstances.
ITEM 20. UNDERWRITERS
     Not Applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA
     Not applicable.
ITEM 22. FINANCIAL STATEMENTS
     The audited financial statements for the fiscal year ended December 31, 2009 for the Portfolio, including PwC’s report thereon, will be included in the Trust’s Annual Report to Shareholders, to be filed with the SEC in March 2010.

APPENDIX A
RATINGS OF DEBT INSTRUMENTS
     MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) — LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.
     Aaa — Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.” Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
     Aa — Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risk appear somewhat larger than that of the Aaa securities.
     A — Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.
     Moody’s applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
     STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default — capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
     AAA — Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.
     AA — Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.
     A — Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.
     Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
RATINGS OF COMMERCIAL PAPER
     MOODY’S. Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:
     Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:
•	Leading market positions in well-established industries.

Appendix A-1

•	High rates of return on funds employed.

•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

•	Well-established access to a range of financial markets and assured sources of alternate liquidity.
     Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.
     Issuers rated Not Prime do not fall within any of the Prime rating categories.
     S&P. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:
     A-1 — This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are deemed with a plus sign (+) designation.
     A-2 — Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.
     FITCH, INC. (“FITCH”). Commercial paper rated by Fitch reflects Fitch’s current appraisal of the degree of assurance of timely payment of such debt. An appraisal results in the rating of an issuer’s paper as F-1, F-2, F-3, or F-4.
     F-1 — This designation indicates that the commercial paper is regarded as having the strongest degree of assurance for timely payment.
     F-2 — Commercial paper issues assigned this rating reflect an assurance of timely payment only slightly less in degree than those issues rated F-1.

Appendix A-2

APPENDIX B
State Street Navigator Securities Lending Trust
Proxy Voting Policy and Procedures
The Board of Trustees of State Street Navigator Securities Lending Trust (the “Trust”) has determined that it is in the best interests of the Trust and its respective series (each, a “Portfolio” and collectively, the “Portfolios”) for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.
I. Policy
It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by the Portfolios to SSgA Funds Management, Inc. (the “Adviser”) as a part of the Adviser’s general management of the Portfolios’ portfolios, subject to the Board’s continuing oversight. The Board of Trustees of the Trust (the “Board”) hereby delegates such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by each Portfolio consistent with the duties and procedures set forth below. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth below, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Portfolios.
II. Fiduciary Duty
The right to vote a proxy with respect to portfolio securities held by a Portfolio is an asset of such Portfolio. The Adviser, to which authority to vote on behalf of the Portfolios is delegated, acts as a fiduciary of the Portfolios and must vote proxies in a manner consistent with the best interest of the Portfolios and their shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.
III. Procedures
The following are the procedures adopted by the Board for the administration of this policy:
A. Review of Adviser Proxy Voting Procedures. The Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies at least annually, and must notify the Board promptly of material changes to any policies and procedures.
B. Voting Record Reporting. The Adviser shall provide the voting record information necessary for the completion and filing of Form N-PX to the Trust at least annually. Such voting record information shall be in a form acceptable to the Trust and shall be provided at such time(s) as are required for the timely filing of Form N-PX and at such additional time(s) as the Trust and the Adviser may agree to from time to time. With respect to those proxies that the Adviser has identified as involving a conflict of interest1, the Adviser shall submit a separate report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting

[1]	As it is used in this document, the term “conflict of interest” refers to a situation in which the principal underwriter, Adviser or affiliated persons of the principal underwriter or Adviser have an interest in a matter presented by a proxy other than the obligation it incurs as a service provider to the Portfolios which could potentially compromise the principal underwriter’s or Adviser’s independence of judgment and action with respect to the voting of the proxy.

Appendix B-1

of the proxy.
C. Record Retention. The Adviser shall maintain such records with respect to the voting of proxies as may be required by the Investment Advisers Act of 1940 and the rules promulgated thereunder or by the Investment Company Act of 1940, as amended and the rules promulgated thereunder.
D. Conflicts of Interest. Any actual or potential conflicts of interest between a Portfolio’s principal underwriter or Adviser and the applicable Portfolio’s shareholders arising from the proxy voting process will be addressed by the Adviser and the Adviser’s application of its proxy voting procedures pursuant to the delegation of proxy voting responsibilities to the Adviser. In the event that the Adviser notifies the officer(s) of the Trust that a conflict of interest cannot be resolved under the Adviser’s Proxy Voting Procedures, such officer(s) are responsible for notifying the Audit Committee of the Trust of the irreconcilable conflict of interest and assisting the Audit Committee with any actions it determines are necessary.
IV. Revocation
The delegation by the Board of the authority to vote proxies relating to portfolio securities of the Portfolios is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.
V. Annual Filing
The Trust shall file an annual report of each proxy voted with respect to portfolio securities of the Portfolios during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.
VI. Disclosures
A.	The Trust shall include in its registration statement:
1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and
2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.
B.	The Trust shall include in its annual and semi-annual reports to shareholders:
1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Portfolios is available without charge, upon request, by calling the Trust’s toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and
2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge, upon request, by calling the Trust’s toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

Appendix B-2

VII. Review of Policy.
The Board shall review this policy to determine its sufficiency and shall make and approve any changes that it deems necessary from time to time.

Appendix B-3

APPENDIX C

Proxy Voting Policy	Funds Management, Inc.
Introduction
SSgA Funds Management, Inc. (“FM”) seeks to vote proxies for which it has discretionary authority in the best interests of its clients. This entails voting proxies in a way which SSgA believes will maximize the monetary value of each portfolio’s holdings with respect to proposals that are reasonably anticipated to have an impact on the current or potential value of a security. Absent unusual circumstances or specific client instructions, we vote proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies. FM takes the view that voting in a manner consistent with maximizing the value of our clients’ holdings will benefit our direct clients (e.g. investment funds) and, indirectly, the ultimate owners and beneficiaries of those clients (e.g. fund shareholders).
Oversight of the proxy voting process is the responsibility of the SSgA Investment Committee. The SSgA Investment Committee reviews and approves amendments to the FM Proxy Voting Policy and delegates authority to vote in accordance with this policy to the FM Proxy Review Committee, a subcommittee of the SSgA Investment Committee, which is supported by the SSgA Governance Team. FM retains the final authority and responsibility for voting. In addition to voting proxies, SSgA:
1)	describes its proxy voting procedures to its clients in Part II of its Form ADV;

2)	provides the client with this written proxy policy, upon request;

3)	discloses to its clients how they may obtain information on how FM voted the client’s proxies;

4)	matches proxies received with holdings as of record date;

5)	reconciles holdings as of record date and rectifies any discrepancies;

6)	generally applies its proxy voting policy consistently and keeps records of votes for each client;

7)	documents the reason(s) for voting for all non-routine items; and

8)	keeps records of such proxy voting available for inspection by the client or governmental agencies.
Process
The SSgA Corporate Governance Team is comprised of corporate governance professionals and governance analysts. The responsibilities of the SSgA Corporate Governance Team include corporate governance research and analysis across domestic and global investment strategies, with oversight of all governance and proxy voting processing on SSgA discretionary portfolios.. In addition, the Corporate Governance Team assumes responsibility for voting decisions on certain case-by-case items, informal commencement of engagement activities for the purposes of advocating SSgA positions on various governance issues, and the research and analysis of all governance related issues impacting shareholder value. As stated above, oversight of the proxy voting process is the responsibility of the SSgA Investment Committee.
In order to facilitate our proxy voting process, FM retains RiskMetrics Group, Inc. (“RMG”), a firm with expertise in the proxy voting and corporate governance fields. RMG assists in the proxy

Appendix C-1

voting process, including acting as our voting agent (i.e. actually processing the proxies), advising us as to current and emerging governance issues that we may wish to address, interpreting this policy and applying it to individual proxy items, and providing analytical information concerning specific issuers and proxy items as well as governance trends and developments. This Policy does not address all issues as to which we may receive proxies nor does it seek to describe in detail all factors that we may consider relevant to any particular proposal. To assist RMG in interpreting and applying this Policy, we meet with RMG at least annually, provide written guidance on certain topics generally on an annual basis and communicate more regularly as necessary to discuss how specific issues should be addressed. This guidance permits RMG to apply this Policy without consulting us as to each proxy but in a manner that is consistent with our investment view and not their own governance opinions. If an issue raised by a proxy is not addressed by this Policy or our prior guidance to RMG, RMG refers the proxy to us for direction on voting. On issues that we do not believe affect the economic value of our portfolio holdings or are considered by us to be routine matters as to which we have not provided specific guidance, we have agreed with RMG to act as our voting agent in voting such proxies in accordance with its own recommendations which, to the extent possible, take into account this Policy and FM’s general positions on similar matters. The Corporate Governance Team is responsible, working with RMG, for submitting proxies in a timely manner and in accordance with our policy. The Corporate Governance Team works with RMG to establish and update detailed procedures to implement this policy.
From time to time, proxy votes will be solicited which fall into one of the following categories:
(i)	proxies which involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); or

(ii)	proxies which are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.
The Governance Team identifies these proxies using a number of methods, including but not limited to in house governance research, notifications from RMG and other third party research providers, concerns of clients or issuers, review by Governance Team analysts, and questions from consultants. The role of third parties in identifying special circumstances does not mean that we will depart from our guidelines; these third parties are all treated as information sources. If they raise issues that we determine to be prudent before voting a particular proxy or departing from our prior guidance to RMG, we will weigh the issue along with other relevant factors before making an informed decision. In all cases, we vote proxies as to which we have voting discretion in a manner that we determine to be in the best interest of our clients. As stated above, if the proposal has a quantifiable effect on shareholder value, we seek to maximize the value of a portfolio’s holdings. With respect to matters that are not so quantifiable, we exercise greater judgment but still seek to maximize long-term value by promoting sound governance policies. The goal of the Proxy Voting Committee is to make the most informed decision possible.
In instances of special circumstances or issues not directly addressed by our policies or guidance to RMG that are deemed highly significant, the issue is referred to the Chairman of the Investment Committee for a determination of the proxy vote. The first determination is whether there is a material conflict of interest between the interests of our client and those of FM or its affiliates (as explained in greater detail below under “Potential Conflicts”). If the Manager of Corporate Governance and the Chairman of the Investment Committee determine that there is a material conflict, the process detailed below under “Potential Conflicts” is followed. If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interests of our clients. At this point, the Chairman of the Investment Committee makes a voting decision in our clients’ best interest. However, the Chairman of the Investment Committee may determine that a proxy involves the consideration of particularly significant issues and

Appendix C-2

present the proxy item to the Proxy Review Committee and/or to the entire Investment Committee for a final decision on voting the proxy. The Investment Committee will use the same rationale for determining the appropriate vote.
FM reviews proxies of non-US issuers in the context of these guidelines. However, FM also endeavors to show sensitivity to local market practices when voting these proxies. This may lead to contrasting votes to the extent that local practices around items requiring shareholder approval differ from market to market. For example, in certain non-US markets, items are put to vote which have little or no effect on shareholder value, but which are routinely voted on in those jurisdictions; in the absence of material effect on our clients, we will follow market practice. FM votes in all markets where it is feasible to do so. Note that certain custodians utilized by our clients do not offer proxy voting in every non-US jurisdiction. In such a case, FM will be unable to vote such a proxy.
Voting
For most issues and in most circumstances, we abide by the following general guidelines. However, it is important to remember that these are simply guidelines. As discussed above, in certain circumstances, we may determine that it would be in the best interests of our clients to deviate from these guidelines.
I.	Generally, FM votes for the following ballot items:
Board of Directors
•	Elections of directors who (i) we determine to be adequately independent of management and (ii) do not simultaneously serve on an unreasonable (as determined by FM) number of other boards (other than those affiliated with the issuer). Factors that we consider in evaluating independence include whether the nominee is an employee of or related to an employee of the issuer or its auditor, whether the nominee provides professional services to the issuer, whether the nominee has attended an appropriate number of scheduled board meetings (as determined by SSgA), or whether the nominee receives non-board related compensation from the issuer.

•	Directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry. In making such a determination, we review whether the compensation is overly dilutive to existing shareholders.

•	Proposals to limit directors’ liability and/or expand indemnification of directors, provided that a director shall only be eligible for indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office

•	Discharge of board members’ duties*, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern

*	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Appendix C-3

•	The establishment of annual elections of the board of directors unless the board is comprised of a supermajority of independent directors, including wholly independent board committees, and the company does not have a shareholder rights plan (poison pill)

•	Mandates requiring a majority of independent directors on the Board of Directors

•	Mandates that Audit, Compensation and Nominating Committee members should all be independent directors

•	Mandates giving the Audit Committee the sole responsibility for the selection and dismissal of the auditing firm and any subsequent result of audits are reported to the audit committee

•	Elimination of cumulative voting

•	Establishment of confidential voting

•	Proposals seeking to establish or decrease an existing required ownership threshold contained within the company by-laws that offer shareholders the right to call special meetings.
Auditors
•	Approval of auditors, unless the fees paid to auditors are excessive; auditors’ fees will be deemed excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditors

•	Auditors’ compensation, provided the issuer has properly disclosed audit and non-audit fees relative to market practice and that non-audit fees for the prior year constituted no more than 50% of the total fees paid to the auditors

•	Discharge of auditors*

•	Approval of financial statements, auditor reports and allocation of income

•	Requirements that auditors attend the annual meeting of shareholders

•	Disclosure of Auditor and Consulting relationships when the same or related entities are conducting both activities

•	Establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function
Capitalization
•	Dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income

Appendix C-4

•	Authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase

•	Capitalization changes which eliminate other classes of stock and/or unequal voting rights

•	Changes in capitalization authorization for stock splits, stock dividends, and other specified needs which are no more than 50% of the existing authorization for U.S. companies and no more than 100% of existing authorization for non-U.S. companies.

•	Elimination of pre-emptive rights for share issuance of less than a certain percentage (country specific — ranging from 5% to 20%) of the outstanding shares, unless even such small amount could have a material dilutive effect on existing shareholders (e.g. in illiquid markets)
Anti-Takeover Measures
•	Elimination of shareholder rights plans (“poison pill”)

•	Amendment to a shareholder rights plans (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced)

•	Adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced

•	Reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such reduction or elimination

•	Mandates requiring shareholder approval of a shareholder rights plans (“poison pill”)

•	Repeals of various anti-takeover related provisions
Executive Compensation/Equity Compensation
•	Stock purchase plans with an exercise price of not less that 85% of fair market value

•	Stock option plans which are incentive based and not excessively dilutive. In order to assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares, and the issued but unexercised shares by fully diluted share count. We review that number in light of certain factors, including the industry of the issuer, in order to make our determination as to whether the dilution is excessive.

Appendix C-5

•	Other stock-based plans which are not excessively dilutive, using the same process set forth in the preceding bullet

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

•	Remuneration policies that are judged to be in-line with local market practices.
Routine Business Items
•	General updating of or corrective amendments to charter not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in Corporation Name

•	Mandates that amendments to bylaws or charters have shareholder approval
Other
•	Adoption of anti-“greenmail” provisions, provided that the proposal: (i) defines greenmail; (ii) prohibits buyback offers to large block holders (holders of at least 1% of the outstanding shares and in certain cases, a greater amount, as determined by the Proxy Review Committee) not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders

•	Repeals or prohibitions of “greenmail” provisions

•	“Opting-out” of business combination provision
II. Generally, FM votes against the following items:
Board of Directors
•	Establishment of classified boards of directors, unless 80% of the board is independent and the company does not have shareholder rights plan (poison pill),

•	Proposals requesting re-election of insiders or affiliated directors who serve on audit, compensation, or nominating committees

•	Limits to tenure of directors

Appendix C-6

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected

•	Restoration of cumulative voting in the election of directors

•	Removal of a director, unless we determine the director (i) is not adequately independent of management or (ii) simultaneously serves on an unreasonable (as determined by FM) number of other boards (other than those affiliated with the issuer). Factors that we consider in evaluating independence include whether the director is an employee of or related to an employee of the issuer or its auditor, whether the director provides professional services to the issuer, or whether the director receives non-board related compensation from the issuer

•	The elimination of shareholders’ right to call special meetings or attempts to raise the ownership threshold beyond reasonable levels (as determined by SSgA).

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy

•	Approval of Directors who have failed to act on a shareholder proposal that has been approved by a majority of outstanding shares

•	Directors at companies where prior non-cash compensation was improperly “backdated” or “springloaded” where one of the following scenarios exists:
o	(i) it is unknown whether the Compensation Committee had knowledge of such backdating at the time, (ii) the Compensation Committee was not independent at the time, and (iii) the director seeking reelection served on the Compensation Committee at the time; or

o	(i) it is unknown whether the Compensation Committee had knowledge of such backdating at the time, (ii) the Compensation Committee was independent at the time, and (iii) sufficient controls have not been implemented to avoid similar improper payments going forward; or

o	(i) the Compensation Committee had knowledge of such backdating at the time, and (ii) the director seeking reelection served on the Compensation Committee at the time; or

o	(i) the Compensation Committee did not have knowledge of such backdating at the time, and (ii) sufficient controls have not been implemented to avoid similar improper payments going forward
Capitalization
•	Capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders

•	Capitalization changes that exceed 100% of the issuer’s current authorized capital unless management provides an appropriate rationale for such change
Anti-Takeover Measures
•	Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

Appendix C-7

•	Adjournment of Meeting to Solicit Additional Votes

•	Shareholder rights plans that do not include a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced

•	Adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”)
Executive Compensation/Equity Compensation
•	Excessive compensation (i.e. compensation plans which are deemed by FM to be overly dilutive)

•	Retirement bonuses for non-executive directors and auditors

•	Proposals requiring the disclosure of executive retirement benefits if the issuer has an independent compensation committee
Routine Business Items
•	Amendments to bylaws which would require super-majority shareholder votes to pass or repeal certain provisions

•	Reincorporation in a location which has more stringent anti-takeover and related provisions

•	Proposals asking the board to adopt any form of majority voting, unless the majority standard indicated is based on a majority of shares outstanding.
Other
•	Requirements that the company provide costly, duplicative, or redundant reports, or reports of a non-business nature

•	Restrictions related to social, political, or special interest issues which affect the ability of the company to do business or be competitive and which have significant financial or best-interest impact

•	Proposals which require inappropriate endorsements or corporate actions

•	Proposals asking companies to adopt full tenure holding periods for their executives
III. FM evaluates Mergers and Acquisitions on a case-by-case basis. Consistent with our proxy policy, we support management in seeking to achieve their objectives for shareholders. However, in all cases, FM uses its discretion in order to maximize shareholder value. FM generally votes as follows:
•	Against offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

Appendix C-8

•	Against offers when we believe that reasonable prospects exist for an enhanced bid or other bidders

•	Against offers where, at the time of voting, the current market price of the security exceeds the bid price

•	For proposals to restructure or liquidate closed end investment funds in which the secondary market price is substantially lower than the net asset value

•	For offers made at a premium where no other higher bidder exists
Protecting Shareholder Value
We at FM agree entirely with the United States Department of Labor’s position that “where proxy voting decisions may have an effect on the economic value of the plan’s underlying investment, plan fiduciaries should make proxy voting decisions with a view to enhancing the value of the shares of stock” (IB 94-2). Our proxy voting policy and procedures are designed with the intent that our clients receive the best possible returns on their investments. We meet directly with corporation representatives and participate in conference calls and third-party inquiries in order to ensure our processes are as fully informed as possible. However, we use each piece of information we receive — whether from clients, consultants, the media, the issuer, RMG or other sources — as one part of our analysis in seeking to carry out our duties as a fiduciary and act in the best interest of our clients. We are not unduly influenced by the identity of any particular source, but use all the information to form our opinion as to the best outcome for our clients.
Through our membership in the Council of Institutional Investors as well as our contact with corporate pension plans, public funds, and unions, we are also able to communicate extensively with other shareholders regarding events and issues relevant to individual corporations, general industry, and current shareholder concerns.
FM regularly engages with companies to discuss a variety of corporate governance issues, with the goal of obtaining insight on the principles and practices that drive our voting decisions. Through our discussions with boards and management, we seek to strengthen the quality of corporate governance, as a means to protect and enhance shareholder value. During our discussions, we focus on the attributes and practices that we believe enhance our clients’ returns.
In addition to tracking lists provided by third party advisory firms, the Governance Team screens for underperforming issuers that may trigger a deeper review of company governance profiles and practices. The Governance Team, along with the Proxy Review Committee when necessary, will monitor and perform case-by-case analyses of companies identified through these screens.
As an active shareholder, FM’s role is to support corporate policies that serve the best interests of our clients. Though we do not seek involvement in the day-to-day operations of an organization, we recognize the need for conscientious oversight of and input into management decisions that may affect a company’s value. To that end, our monitoring of corporate management and industry events is substantially more detailed than that of the typical shareholder. We have demonstrated our willingness to vote against management-sponsored initiatives and to support shareholder proposals when appropriate. To date we have not filed proposals or initiated letter-writing or other campaigns, but have used our active participation in the corporate governance process—especially the proxy voting process—as the most effective means by which to communicate our and our clients’ legitimate shareholder concerns. Should an issue arise in conjunction with a specific corporation that cannot be satisfactorily resolved through these means, we shall consider other approaches.

Appendix C-9

Potential Conflicts
As discussed above under Process, from time to time, FM will review a proxy which may present a potential conflict of interest. As a fiduciary to its clients, FM takes these potential conflicts very seriously While FM’s only goal in addressing any such potential conflict is to ensure that proxy votes are cast in the clients’ best interests and are not affected by FM’s potential conflict, there are a number of courses FM may take. Although various relationships could be deemed to give rise to a conflict of interest, we have determined that two categories of relationships present a sufficiently serious concern to warrant an alternative process: customers of FM or its affiliates which are among the top 100 clients of FM and its affiliates based upon revenue; and the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).
When the matter falls clearly within the polices set forth above or the guidance previously provided by FM to RMG and the proxy is to be voted in accordance with that guidance, we do not believe that such decision represents a conflict of interest and no special procedures are warranted.
In circumstances where either (i) the matter does not fall clearly within the policies set forth above or the guidance previously provided to RMG, or (ii) FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Head of Corporate Governance will compare the name of the issuer against a list of the top 100 revenue generating clients of State Street Corporation and its affiliates and a list of the top 10 broker-dealer relationships to determine if a Material Relationship exists. (These lists are updated quarterly.) If the issuer’s name appears on either list and the pre-determined policy is not being followed, FM will employ the services of a third party, wholly independent of FM, its affiliates and those parties involved in the proxy issue, to determine the appropriate vote. However, in certain circumstances the SSgA Proxy Review Committee may determine that the use of a third party fiduciary is not necessary or appropriate, either because the matter involved does not involve a material issue or because the issue in question affects the underlying value of the portfolio position and it is appropriate for FM, notwithstanding the potential conflict of interest, to vote the security in a manner that it determines will maximize the value to its client. In such situations, the SSgA Proxy Committee, or if a broader discussion is warranted, the SSgA Investment Committee, shall make a decision as to the voting of the proxy. The basis for the voting decision, including the basis for the determination that the decision is in the best interests of FM’s clients, shall be formalized in writing as a part of the minutes to the Investment Committee.
Recordkeeping
In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:
1)	FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;

2)	a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

3)	a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

4)	a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

5)	a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

Appendix C-10

Disclosure of Client Voting Information
Any client who wishes to receive information on how its proxies were voted should contact its FM client service officer.
   This material is solely for the private use of SSgA clients and its not intended for public dissemination.

Appendix C-11

PART C
ITEM 23. EXHIBITS

(a)	(1)		Master Trust Agreement (Agreement and Declaration of Trust), effective as of June 15, 1995, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

	(2)		Amendment No. 1, dated February 26, 1996, to the Master Trust Agreement, is incorporated by reference to original Registration Statement on Form N-1A filed on June 20, 1996.

	(3)		Amendment No. 2, dated September 5, 1997, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

	(4)		Amendment No. 3, dated March 1, 1999, to the Master Trust Agreement, is incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

	(5)		Amendment No. 4, dated May 9, 1999, to the Master Trust Agreement by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

	(6)		Amendment No. 5, dated April 9, 2009, to the Master Trust Agreement filed herewith.

(b)	(1)		By-Laws are incorporated by reference to the Registration Statement filed on June 20, 1996.

(b)	(2)		Amended and Restated By-Laws are incorporated by reference to the Registration Statement filed on April 28, 2006.

(c)			None.

(d)	(1)
Investment Advisory Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

	(2)
Investment Advisory Agreement between State Street Navigator Securities Lending Trust and SSgA Funds Management, Inc. is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

	(3)		Amendment No. 1 to the Investment Advisory Agreement between SSgA Management, Inc. and State Street Navigator Securities Lending Trust is filed herewith.

(e)			Not Applicable.

(f)			Not Applicable.

(g)	(1)		Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

	(2)
Amendment to the Custodian Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to Post-Effective Amendment No. 7 on Form N-1A filed on April 30, 2002.

	(3)		Additional Funds letter to the Custodian Agreement between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is filed herewith.

(h)	(1)
Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

(h)	(1)	(a)
Services Amendment to the Transfer Agency Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust dated March 23, 2004 by reference to Post-Effective Amendment No. 15 on Form N-1A filed on April 29, 2008.

(h)	(1)	(b)	Amendment to Transfer Agency and Service Agreement between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is filed herewith.

(2)
Administration Agreement between State Street Navigator Securities Lending Trust and State Street Bank and Trust Company is incorporated by reference to the Registration Statement filed on June 20, 1996.

	(2)	(a)	Amendment to Administration Agreement between State Street Bank and Trust Company and State Street Navigator Securities Lending Trust is filed herewith.

	(3)		Powers of attorney are incorporated by reference to Post-Effective Amendment No. 5 on Form N-1A filed on April 27, 2001.

(i)			Not Applicable.

(j)			Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)			Not Applicable.

(l)			None.

(m)			Not Applicable.

(n)			Not Applicable.

(p)			The Registrant is a money market Fund and is not required to adopt a code of ethics required by Rule 17j-1 under the Investment Company Act of 1940, as amended.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
     The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.
ITEM 25. INDEMNIFICATION
     Under Article VI of the Registrant’s Master Trust Agreement, the Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (such conduct referred to hereafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a) (19) of the Investment Company Act of 1940, as amended (the “1940 Act”), nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.
     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to Trustees, officers, underwriters and controlling persons of the Registrant, pursuant to Article VI of the Registrant’s Master Trust Agreement, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
     See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.
ITEM 27. PRINCIPAL UNDERWRITERS
     Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS
     All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:
SSgA Funds Management, Inc. (Investment Adviser)
State Street Financial Center
One Lincoln Street
Boston, MA 02111
State Street Bank and Trust Company (Administrator, Custodian and Transfer Agent)
4 Copley Place, 5th Floor, CPH 0326
Boston, Massachusetts 02116.
ITEM 29. MANAGEMENT SERVICES
     None.
ITEM 30. UNDERTAKINGS
     Not Applicable.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, State Street Navigator Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 1st day of July, 2009.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST
By:	/s/ Julie Tedesco
Julie Tedesco
Attorney in Fact

By:	/s/ Nancy L. Conlin
Nancy L. Conlin
Secretary

EXHIBIT LIST

Item No.	Exhibit
Exhibit (a)(6)	Amendment No. 5 to the Master Trust Agreement

Exhibit (d)(3)	Amendment No. 1 to the Investment Advisory Agreement

Exhibit (g)(3)	Additional Funds letter to the Custodian Agreement

Exhibit (h)(1)(b)	Amendment to Transfer Agency and Service Agreement

Exhibit (h)(2)(a)	Amendment to the Administration Agreement

Exhibit (j)	Consent of Independent Registered Public Accounting firm